Hudson Pacific Properties, Inc. Press Release	Exhibit 99.1

Hudson Pacific Completes $475 Million CMBS Financing

LOS ANGELES (March 31, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced the completion of a commercial mortgage-backed securities (“CMBS”) financing for a portfolio of six office properties with total gross proceeds of $475 million. The portfolio, which comprises assets located throughout the company’s west coast markets, includes 11601 Wilshire, Element LA, 450 Alaskan, 5th & Bell, 275 Brannan and 1740 Technology.

“Thanks to the exceptional quality of our properties, tenants and markets, and the strong support of our banking team, we have successfully closed on this significant CMBS financing with favorable terms. This financing provides us with nearly half a billion dollars of gross proceeds to fully repay our Element LA secured loan and outstanding amounts on our credit facility,” said Harout Diramerian, Hudson Pacific’s CFO. “Along with recent and potential asset sales, we continue to increase liquidity and balance sheet flexibility, putting us at a positive inflection point in our overall strategy to address our remaining maturities in the coming years.”

The loan has a five-year term (comprised of a two-year initial term plus three one-year extension options) and an interest rate of 376 basis points over one-month term SOFR. The company used net proceeds to fully repay a $168 million loan secured by Element LA with the balance used to repay amounts outstanding on the company’s unsecured revolving credit facility and for other general corporate purposes. Goldman Sachs served as Lead Manager and Bookrunner, and Morgan Stanley and Wells Fargo Securities served as Co-Lead Managers and Joint Bookrunners for the CMBS financing.

Following closing of this CMBS loan and the previously announced sale of Foothill Research Center, which closed on March 4, 2025, the company has approximately $815 million of liquidity, comprised of $752 million of capacity on its unsecured revolving credit facility and $63 million of cash and cash equivalents. This excludes $133 million of additional capital available under the Sunset Pier 94 Studios construction loan, of which HPP’s share is $34 million.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future

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Hudson Pacific Properties, Inc. Press Release	Exhibit 99.1

plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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